Exhibit 18(b)

SCHEDULE I TO MULTIPLE CLASS OF SHARES PLAN
FOR FIDELITY DESTINY PORTFOLIOS DATED APRIL 26, 1999

TRUST/FUND/CLASS               SALES CHARGE  DISTRIBUTION FEE (AS A     SHAREHOLDER SERVICE FEE
                                             PERCENTAGE OF AVERAGE NET  (AS A PERCENTAGE OF AVERAGE
                                             ASSETS)                    NET ASSETS)


Fidelity Destiny Portfolios:     None           None                       None
Destiny I
 Class O                         None           None                       0.25

 Class N


Fidelity Destiny Portfolios:     None           None                       None
Destiny II
 Class O                         None           None                       0.25

 Class N

